UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2018

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously announced, and as further described in this report, on December 28, 2018 (the “Closing Date”), Dell Technologies Inc. (“Dell Technologies” or the “Company”) completed a transaction (the “Class V transaction”) pursuant to which each outstanding share of Class V common stock of the Company (the “Class V Common Stock”) was converted into the right of the holder thereof to receive either (1) $120.00 in cash, without interest, subject to a cap of $14 billion on the aggregate cash consideration, or (2) 1.8066 shares of Class C common stock of the Company (the “Class C Common Stock”). The Class V transaction was effected pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 and amended as of November 14, 2018 (the “Merger Agreement”), between the Company and Teton Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Additional information about the Class V transaction, the Merger and the other matters discussed in this report is set forth in the proxy statement/prospectus dated October 19, 2018, as supplemented by the supplement thereto dated November 26, 2018, forming part of the Company’s Registration Statement on Form S-4, as amended (Registration No. 333-226618), filed with the Securities and Exchange Commission (the “SEC”).

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note and Items 3.03 and 8.01 of this report is incorporated herein by reference.

Stockholders Agreements

In connection with the Class V transaction, the Company entered into new stockholders agreements and amended and restated some existing stockholders agreements with the following stockholders of the Company, among others:

•	Michael S. Dell and the Susan Lieberman Dell Separate Property Trust and their permitted transferees (the “MD stockholders”);

•	MSDC Denali Investors, L.P. and MSDC Denali EIV, LLC and their permitted transferees (the “MSD Partners stockholders”);

•

Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P. Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. and their permitted transferees (the “SLP stockholders”); and

•	Venezio Investments Pte. Ltd., an affiliate of Temasek Holdings (Private) Limited (“Temasek”).

MD Stockholders Agreement; SLP Stockholders Agreement

Before the registration of the Class C Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Class V transaction, the Company was a party to an Amended and Restated Sponsor Stockholders Agreement (the “Sponsor Stockholders Agreement”), dated as of September 7, 2016, with Denali Intermediate Inc. (“Denali Intermediate”), Dell Inc. (“Dell”), EMC Corporation (“EMC”), Denali Finance Corp. (“Denali Finance”), and Dell International L.L.C. (“Dell International”), each of which is a direct or indirect wholly owned subsidiary of the Company, the MD stockholders, the MSD Partners stockholders, the SLP stockholders and the other stockholders named therein. As described in Item 1.02 of this report, the Sponsor Stockholders Agreement was terminated effective as of December 25, 2018.

Effective as of December 25, 2018, concurrently with the termination of the Sponsor Stockholders Agreement, the Company entered into a stockholders agreement with Denali Intermediate, Dell, EMC, Denali Finance, Dell International and the MD stockholders (the “MD Stockholders Agreement”) and into a stockholders agreement with Denali Intermediate, Dell, EMC, Denali Finance, Dell International, the SLP stockholders and the other stockholders named therein (the “SLP Stockholders Agreement” and together with the MD Stockholders Agreement, the “Amended Sponsor Stockholders Agreements”). The MD stockholders are parties to the SLP Stockholders Agreement solely with respect to the specified provisions relating to the tag-along rights described below, certain representations and provisions relating to certain tax matters. The Amended Sponsor Stockholders Agreements contain provisions relating to rights, obligations and agreements of the parties as the owners of the Company’s common stock, including provisions relating to the composition of the board of directors and its committees and provisions relating to transfers of the Company’s securities.

Under the Amended Sponsor Stockholders Agreements, each of the MD stockholders and the SLP stockholders have the right to nominate a number of individuals for election as directors which is equal to (1) in the case where the MD stockholders and SLP stockholders beneficially own more than 70% of the total voting power for the regular election of directors of the Company, the percentage of (x) the total voting power for the regular election of directors beneficially owned by the MD stockholders or by the SLP stockholders, as the case may be, multiplied by (y) the number of directors then on the board of directors (and any vacancy thereon) who are not members of the audit committee, or (2) in the case where the MD stockholders and SLP stockholders beneficially own 70% or less of the total voting power for the regular election of directors of the Company, the percentage of (x) the total voting power for the regular election of directors beneficially owned by the MD stockholders or by the SLP stockholders, as the case may be, multiplied by (y) the number of directors then on the board of directors (and any vacancy thereon), in each case rounded up to the nearest whole number. Further, so long as the MD stockholders or the SLP stockholders each beneficially own at least 5% of all outstanding shares of the Company’s common stock entitled to vote generally in the election of directors, each of the MD stockholders or the SLP stockholders, as applicable, are entitled to nominate at least one individual for election to the board of directors as a Group I Director. As described in Item 3.03 of this report, beginning at the effective time of the Merger (the “Effective Time”), the board of directors was divided into two classes. The directors in the class of Group I Directors will be elected annually by the holders of the outstanding series of the Company’s common stock voting together as a single class. The SLP Stockholders Agreement provides that, so long as the MD stockholders and the MSD Partners stockholders in the aggregate beneficially own common stock representing a majority of the total voting power of the Company’s outstanding common stock, the SLP stockholders will use their reasonable best efforts to expand the size of the board of directors to up to 21 directors at the request of the MD stockholders.

In addition, under the Amended Sponsor Stockholders Agreements, if any person nominated by the MD stockholders or the SLP stockholders ceases to serve on the board of directors as a Group I Director for any reason (except as a result of a reduction in such stockholder’s right to nominate Group I Directors pursuant to the applicable Amended Sponsor Stockholders Agreement), then the stockholder who nominated such Group I Director is entitled to nominate a replacement so long as the stockholder is entitled to nominate at least one Group I Director to the board of directors at such time. For so long as either the MD stockholders or the SLP stockholders have the right to nominate a Group I Director or Group I Directors under the applicable Amended Sponsor Stockholders Agreement, each of the Company, the MD stockholders and the SLP stockholders will agree to nominate such Group I Director or Group I Directors for election as part of the slate of directors that is included in the Company’s proxy statement and to provide the highest level of support for the election of such nominees as it provides to any other individual standing for election as a director of the Company. Each of the MD stockholders and the SLP stockholders also are obligated to vote in favor of each Group I Director nominated by the MD stockholders or the SLP stockholders in accordance with the MD Stockholders Agreement or the SLP Stockholders Agreement, as applicable, unless the SLP stockholders elect to terminate such arrangements under the SLP Stockholders Agreement. Further, under the Amended Sponsor Stockholders Agreements, none of the MD stockholders or the SLP stockholders may nominate or support any person who is not nominated by the MD stockholders or the SLP stockholders or the then incumbent directors of the Company.

Under the MD Stockholders Agreement, for so long as the MD stockholders are entitled to nominate at least one Group I Director, they may have at least one of their nominees then serving on the board of directors serve on each committee of the board (except the audit committee), to the extent permitted by applicable law and stock exchange rules and subject to certain exceptions. Under the SLP Stockholders Agreement, the SLP stockholders have the same right to representation on board committees for so long as they are entitled to nominate at least one Group I Director.

The SLP Stockholders Agreement permits the SLP stockholders to terminate certain governance-related provisions of such agreement, including the director nomination and support obligations, in their sole discretion at any time at which they beneficially own less than 5% of the issued and outstanding shares of Class C Common Stock (after giving effect to the conversion of all shares of common stock owned by the SLP stockholders into Class C Common Stock). The MD Stockholders Agreement permits the MD stockholders to terminate such agreement if the SLP Stockholders Agreement is terminated. The MD Stockholders Agreement also requires that any termination, amendments or waiver of certain of the Company’s rights thereunder will require the consent of each Group I Director.

Under the Amended Sponsor Stockholders Agreements, for 180 days following the completion of the Class V transaction, the MD stockholders and the SLP stockholders generally are subject to provisions that, with specific exceptions, restrict their sale or other transfer of outstanding shares of the Company’s Class A common stock (the “Class A Common Stock”), Class B common stock (the “Class B Common Stock”), Class C Common Stock and Class D common stock (the “Class D Common Stock”) (collectively, “common stock”), any equity or debt securities of the Company exercisable or exchangeable for, or convertible into, common stock, or any option, warrant or other right to acquire any common stock or such equity or debt securities (collectively, “DTI securities”).

Under the SLP Stockholders Agreement, if the MD stockholders propose to (1) transfer all or a portion of their DTI securities equal to 10% or more of the then-outstanding common stock to any person (other than their permitted transferees) or (2) enter into a sale or business combination transaction with any person not affiliated with the MD stockholders or the Company involving the transfer of a majority of the fully-diluted common stock or of the aggregate voting power of the common stock or substantially all of the assets of the Company and its subsidiaries (subject to specified qualifications and exceptions), the SLP stockholders may exercise tag-along rights to sell their DTI securities on the same terms, conditions and price as the MD stockholders, subject to certain limitations. The tag-along rights will expire on the earlier to occur of (a) 18 months after the completion of the Class V transaction and (b) such date as the MD stockholders no longer beneficially own common stock representing a majority of the common stock beneficially owned by them immediately following the closing of Dell’s going-private transaction on October 29, 2013.

The Amended Sponsor Stockholders Agreements provide for a renunciation of corporate opportunities presented to any director or officer of the Company or any of its subsidiaries who is also a director, officer, employee, managing director or other affiliate of (1) MSD Partners L.P. or its affiliates or other MSD Partners stockholders (other than Michael Dell for so long as he is an executive officer of the Company or any specified subsidiary), under the MD Stockholders Agreement, or (2) Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles, or the SLP stockholders, under the SLP Stockholders Agreement. Further, the Company agrees, subject to certain exceptions, to indemnify the MD stockholders and specified affiliated persons under the MD Stockholders Agreement and the SLP stockholders and specified affiliated persons under the SLP Stockholders Agreement from certain losses arising out of the indemnified persons’ investment in, or actual, alleged or deemed control of or an ability to influence, the Company.

The foregoing description of the MD Stockholders Agreement and the SLP Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the MD Stockholders Agreement and SLP Stockholders Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report.

MSD Partners Stockholders Agreement

Effective as of December 25, 2018, concurrently with the termination of the Sponsor Stockholders Agreement, the Company entered into a stockholders agreement with Denali Intermediate, Dell, EMC, Denali Finance, Dell International, the MSD Partners stockholders, the MD stockholders (for limited purposes) and the other stockholders named therein (the “MSD Partners Stockholders Agreement”). The MSD Partners Stockholders Agreement contains provisions relating to rights, obligations and agreements of the MSD Partners stockholders as the owners of the Company’s common stock, including provisions relating to the election of directors and provisions relating to transfers of DTI securities.

The MSD Partners Stockholders Agreement provides that each MSD Partners stockholder is required to vote all of its shares of common stock in favor of the election of each director who is included as part of the slate of directors set forth in any Company proxy statement and whose election the board of directors has recommended. In addition, the MSD Partners stockholders agree not to nominate or support any person as a director who is not either nominated by the then-incumbent directors of the Company or nominated pursuant to the Amended Sponsor Stockholders Agreements.

The MSD Partners Stockholders Agreement provides that the MSD Partners stockholders are subject to provisions restricting their transfer of DTI securities, subject to limited exceptions, for 180 days following the completion of the Class V transaction. In addition, the MSD Partners Stockholders Agreement grants the MSD Partners stockholders tag-along rights with respect to a transfer of DTI securities by the MD stockholders substantially similar to those granted to the SLP stockholders under the SLP Stockholders Agreement, as described above under “—MD Stockholders Agreement; SLP Stockholders Agreement.” The MD stockholders are parties to the MSD Partners Stockholders Agreement solely with respect to those provisions related to the MSD Partners stockholders’ tag-along rights.

The MSD Partners Stockholders Agreement provides for a renunciation of corporate opportunities presented to any director or officer of the Company or any of its subsidiaries who is also a director, officer, employee, managing director or other affiliate of the MSD Partners stockholders, unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Company or any of its subsidiaries. Further, the Company agrees, subject to certain exceptions, to indemnify the MSD Partners stockholders and specified affiliated persons from certain losses arising out of the indemnified persons’ investment in, or actual, alleged or deemed control of or ability to influence, the Company.

The MSD Partners Stockholders Agreement will terminate on, among the occurrence of other events, the earlier of the date on which the MSD Partners stockholders beneficially own less than 1% of the Company’s issued and outstanding shares of common stock or the termination of the Amended Sponsor Stockholders Agreements.

The foregoing description of the MSD Partners Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the MSD Partners Stockholders Agreement, a copy of which is filed as Exhibit 10.3 to this report.

Amended Registration Rights Agreement

Before the Class V transaction, the Company was a party to an Amended and Restated Registration Rights Agreement, dated as of September 7, 2016, by and among the Company, the MD stockholders, the MSD Partners stockholders, the SLP stockholders, Temasek and the management stockholders party thereto (the “Registration Rights Agreement”). The Registration Rights Agreement provided that the stockholder parties thereto, their affiliates and certain of their transferees had the right, under certain circumstances and subject to certain restrictions, to require the Company to register for resale the shares of the Class C Common Stock (including shares of Class C Common Stock issuable upon any conversion of the Class A Common Stock, the Class B Common Stock and the Class D Common Stock) to be sold by them. The Registration Rights Agreement required that, if requested by the managing underwriter or underwriters in an underwritten offering, each of the Company and each stockholder party thereto would agree, and the Company would cause its executive officers to agree, during the period beginning seven days before the effective date of the Company’s registration statement filed in connection with an “IPO,” and ending 180 days thereafter, not to offer, sell, pledge, transfer, loan, grant any option to purchase or short sell, or otherwise dispose of, any securities of the Company or securities convertible or exchangeable into such securities.

Effective as of December 25, 2018, the Company entered into a Second Amended and Restated Registration Rights Agreement with the MD stockholders, the MSD Partners stockholders, the SLP stockholders, Temasek and the management stockholders parties thereto (the “Amended Registration Rights Agreement”), which amended and restated the Registration Rights Agreement. Under the Amended Registration Rights Agreement, the completion of the Class V transaction is treated as an “IPO” for which a lock-up is requested or required. As a result, the parties thereto are subject to the transfer restrictions described in the preceding paragraph for 180 days following the completion of the Class V transaction, subject to the exceptions set forth in the Amended Registration Rights Agreement. If the lock-up provisions related to the 180-day period immediately following the Class V transaction are waived in whole or in part with respect to the MD stockholders, the MSD Partners stockholders or the SLP stockholders, then each other stockholder of the Company that is subject to such lock-up provision or subject to the 180-day lock-up described above under “—MSD Partners Stockholders Agreement” or below under “—Amended

Management Stockholders Agreement,” “—Amended Class C Stockholders Agreement” or “—Amended Class A Stockholders Agreement” will be correspondingly released with respect to a pro rata portion of shares of vested common stock and number of shares underlying vested, in-the-money stock options held by such other stockholder. During such 180-day lock-up period, any waiver of such transfer restrictions will require the consent of the Company, with the approval of the special committee of the board of directors formed to evaluate the Class V transaction solely on behalf of, and solely in the interests of, the holders of the Class V Common Stock (the “Special Committee”).

The foregoing description of Amended Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 to this report.

Amended Management Stockholders Agreement

Effective as of December 25, 2018, the Company entered into a Second Amended and Restated Management Stockholders Agreement with the MD stockholders, the SLP stockholders and the management stockholders parties thereto (the “management stockholders”) (the “Amended Management Stockholders Agreement”), which amended and restated the Amended and Restated Management Stockholders Agreement, dated as of September 7, 2016, by and among the Company, the MD stockholders, the MSD Partners stockholders, the SLP stockholders and the management stockholders (the “Management Stockholders Agreement”).

The Management Stockholders Agreement provided that, before an “IPO” of common stock or a change in control of the Company, any shares of Class C Common Stock held by an executive officer (other than Michael S. Dell) and certain other employees were subject to post-termination repurchase (call) and sale (put) rights and to an in-service liquidity program, as well as clawback and forfeiture provisions. The Amended Management Stockholders Agreement terminates the call rights of the Company and eliminates the employee liquidity program. In addition, the Amended Management Stockholders Agreement removes the MSD Partners stockholders as parties to the agreement, eliminates certain drag-along rights formerly held by the MD stockholders, the MSD Partners stockholders and the SLP stockholders, and removes the clawback and forfeiture obligations. Substantially similar clawback and forfeiture provisions, however, are expected to remain in the individual equity award agreements of the executive officers where permitted by law.

The transfer restrictions applicable to the management stockholders have been amended to enable such parties, following the 180-day period after the completion of the Class V transaction, to sell shares of common stock, subject to certain volume limitations. Such transfer restrictions, along with the put rights, will terminate after 18 months following the end of the lock-up period or earlier upon consummation of any underwritten registered offering of shares of Class C Common Stock (subject to any applicable underwriter lock-up). Equity awards granted after the completion of the Class V transaction will not be subject to such transfer restrictions, but rather to the terms of such awards.

The foregoing description of the Amended Management Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Management Stockholders Agreement, a copy of which is filed as Exhibit 10.5 to this report.

Amended Class C Stockholders Agreement

Effective as of December 25, 2018, the Company entered into an Amended and Restated Class C Stockholders Agreement with the MD stockholders, the SLP stockholders and Temasek (the “Amended Class C Stockholders Agreement”), which amended and restated the Class C Stockholders Agreement, dated as of September 7, 2016, among the Company, the MD stockholders, the MSD Partners stockholders, the SLP stockholders and Temasek (the “Class C Stockholders Agreement”).

The Class C Stockholders Agreement provided for certain rights and obligations of Temasek and its permitted transferees (the “Existing Class C Stockholders”) with respect to the common stock and other DTI securities, including transfer restrictions, tag-along and drag-along provisions, and participation rights that would permit Temasek to purchase securities in certain financings by the Company. The Amended Class C Stockholders

Agreement provides that the completion of the Class V transaction will be treated as an “IPO” under that agreement, which has resulted in the termination of such drag-along and participation rights. Under the Amended Class C Stockholders Agreement, the Existing Class C Stockholders’ tag-along rights with respect to a transfer of DTI securities by the MD stockholders will survive for up to 18 months following the completion of the Class V transaction, solely in respect of a transfer of DTI securities by the MD stockholders equal to 10% or more of the then-outstanding common stock.

Under the Amended Class C Stockholders Agreement, the Existing Class C Stockholders continue to be subject to provisions restricting the transfer of DTI securities held by them, subject to certain exceptions, for 180 days following the completion of the Class V transaction. Although the Class C Stockholders Agreement would not have prohibited Temasek from making transfers of Class C Common Stock in accordance with the terms and conditions of the agreement after October 29, 2018, subject to the MD stockholders’ right of first offer prior to the end of the lock-up period, the Amended Class C Stockholders Agreement prohibits Temasek from making transfers of Class C Common Stock during the full 180-day lock-up period following the completion of the Class V transaction and eliminates the MD stockholders’ right of first offer. During such 180-day period, any waiver of such transfer restrictions will require the consent of the Company, with the approval of the Special Committee. The Amended Class C Stockholders Agreement also removes the MSD Partners stockholders as parties to the agreement.

The foregoing description of the Amended Class C Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Class C Stockholders Agreement, a copy of which is filed as Exhibit 10.6 to this report.

Amended Class A Stockholders Agreement

Effective as of December 25, 2018, the Company entered into a Second Amended and Restated Class A Stockholders Agreement with the MD stockholders, the SLP stockholders and certain holders of Class A Common Stock (the “New Class A Stockholders”) representing less than 1% of the outstanding common stock (the “Amended Class A Stockholders Agreement”), which amended and restated the First Amended and Restated Class A Stockholders Agreement, dated as of September 7, 2016, among the Company, the MD stockholders, the MSD Partners stockholders, the SLP stockholders and the New Class A Stockholders (the “Class A Stockholders Agreement”). The Class A Stockholders Agreement provided for certain transfer restrictions and other rights and obligations of the New Class A Stockholders with respect to the DTI securities held by them.

The Amended Class A Stockholders Agreement terminates the tag-along and drag-along provisions of the Class A Stockholders Agreement and terminates substantive restrictions on transfers of DTI securities by the New Class A Stockholders under that agreement following the 180-day period after the completion of the Class V transaction. During such 180-day period, any waiver of such transfer restrictions will require the consent of the Company, with the approval of the Special Committee. The Amended Class A Stockholders Agreement also removes the MSD Partners stockholders as parties to the agreement.

The foregoing description of the Amended Class A Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Class A Stockholders Agreement, a copy of which is filed as Exhibit 10.7 to this report.

Item 1.02	Termination of a Material Definitive Agreement.

Sponsor Stockholders Agreement

The information set forth in the Introductory Note and Items 1.01, 5.03 and 8.01 of this report is incorporated by reference herein.

Effective as of December 25, 2018, the parties thereto terminated the Sponsor Stockholders Agreement referred to in Item 1.01 of this report. The Sponsor Stockholders Agreement contained specific rights, obligations and agreements of the parties as owners of the Company’s common stock. In addition, the Sponsor Stockholders Agreement contained provisions related to the composition of the board of directors and its committees. Among other effects, the termination of the Sponsor Stockholders Agreement eliminated the consent rights of the MD stockholders, the SLP stockholders and certain other holders of the Class A Common Stock over specified corporate actions by the Company and certain of its subsidiaries.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 8.01 of this report is incorporated by reference herein.

On December 28, 2018, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger, and requested that trading in the Class V Common Stock be suspended and that the Class V Common Stock be withdrawn from listing on the NYSE effective as of the opening of trading on December 28, 2018. The Company also requested that the NYSE file a notification of removal from listing and/or registration on Form 25 to effect the delisting of the Class V Common Stock from the NYSE and the deregistration of the Class V Common Stock under Section 12(b) of the Exchange Act. The Class V Common Stock ceased trading prior to the opening of trading on December 28, 2018.

The Company intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations with respect to the Class V Common Stock under Sections 13(a) and 15(d) of the Exchange Act at the time such filing is permitted under SEC rules.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 5.03 and 8.01 of this report is incorporated by reference herein.

At the Effective Time, pursuant to the Merger Agreement, the Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (the “amended and restated Company certificate”) became the certificate of incorporation of the Company. Also at the Effective Time, the Second Amended and Restated Bylaws of the Company (the “amended and restated Company bylaws”), which amended and restated the Company’s existing bylaws (the “prior Company bylaws”), became effective pursuant to a resolution adopted by the board of directors in connection with the Class V transaction. The amended and restated Company certificate and the amended and restated Company bylaws, together with related provisions of the Merger Agreement, have the effects relating to the rights of the Company’s security holders described below.

Corporate Governance

Board Structure and Election of Directors. Before the closing of the Class V transaction, under the Fourth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (the “prior Company certificate”), holders of shares of all series of outstanding common stock voted as one class with respect to the election of Group I Directors, holders of Class A Common Stock (and no other series of common stock) voted with respect to the election of Group II Directors and holders of Class B Common Stock (and no other series of common stock) voted with respect to the election of Group III Directors. Under the amended and restated Company certificate, at the Effective Time, the board of directors was divided into two classes, one class consisting of the Group I Directors and the second class consisting of one Group IV Director. At the Effective Time, the sole Group II Director and the two existing Group III Directors automatically became Group I Directors, so that there were six Group I Directors serving immediately upon the completion of the Class V transaction. Each Group I Director will be elected annually by the holders of all series of outstanding common stock voting together as a single class. The Group IV Director will be elected annually by the holders of the Class C Common Stock, voting separately as a series, with the initial Group IV Director to be first elected at the second annual meeting of stockholders following the completion of the Class V transaction.

Board Size. Under the prior Company certificate, the number of directors was determined in accordance with the terms and provisions of the existing Company certificate and was not determined pursuant to the Company’s bylaws. The amended and restated Company certificate provides that the number of Group I Directors may be no fewer than three directors or more than 20 directors and will be determined in accordance with the amended and restated Company bylaws. The amended and restated Company bylaws, which may be amended by the board of directors in accordance therewith or by the stockholders in accordance with Section 109 of the Delaware General Corporation Law, provides that the number of directors will be fixed by resolution of the board of directors and may be no fewer than three directors or more than 21 directors, provided that the number of Group I Directors may be no fewer than three directors or more than 20 directors and there shall be one Group IV Director.

Voting Rights of Directors. Under the prior Company certificate, (1) the three Group I Directors, consisting of David Dorman, William Green and Ellen Kullman, who were affirmatively determined by the board of directors to be independent, had an aggregate of three votes on the board of directors, (2) the sole Group II Director, who was Michael Dell, had seven votes on the board of directors, which represented a majority of votes on the board of directors, and (3) the two Group III Directors, who were Egon Durban and Simon Patterson, had an aggregate of three votes on the board of directors. Under the amended and restated Company certificate, each member of the board of directors will be entitled to one vote on any matter submitted to a vote by the board of directors.

Director Independence. The board of directors has affirmatively determined that Messrs. Dorman and Green and Mrs. Kullman, constituting three of the six directors who serve on the board of directors as Group I Directors following the completion of the Class V transaction, are independent under the rules of the NYSE and the standards for independent directors established in the Company’s Corporate Governance Principles, which incorporate the director independence requirements of the NYSE rules. Pursuant to the Merger Agreement, the board of directors will appoint a fourth director who meets the independence requirements of the NYSE by no later than June 30, 2019 after consultation with holders of Class C Common Stock.

Establishment of Nominating and Corporate Governance Committee. The Merger Agreement provides that the Company will establish a nominating and corporate governance committee of the board of directors by no later than June 30, 2019. The nominating and corporate governance committee will initially have three members, consisting of Michael Dell (who will be the chairman of the committee), Egon Durban and one director who meets the independence requirements of the NYSE. The committee’s responsibilities will include, among other matters, selecting, or recommending to the board of directors for selection, the Group IV Director nominee for election or re-election at each annual meeting of the Company’s stockholders, beginning with the second annual meeting of stockholders of the Company following the completion of the Class V transaction.

Dissolution of Capital Stock Committee. At the Effective Time, upon the Class V Common Stock ceasing to be outstanding, the capital stock committee of the board of directors was dissolved.

Termination of Certain Class A Common Stock Consent Rights. Under the prior Company certificate, the consent of holders of the Class A Common Stock, voting separately as a series, was required either to remove the Company’s chief executive officer or to separate the roles of the chairman of the board of directors and the chief executive officer. These consent rights were terminated upon the effectiveness of the amended and restated Company certificate.

Capital Stock

Under the amended and restated Company certificate, the Company is prohibited from issuing any of the 343,025,308 authorized shares of Class V Common Stock. As a result, the Company is effectively authorized to issue up to 8,800,000,000 shares of its common stock, consisting of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock, even though the amended and restated Company certificate authorizes 9,143,025,308 shares of common stock.

The foregoing description of the amended and restated Company certificate and the amended and restated Company bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated Company certificate and the amended and restated Company bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth in the Introductory Note and Items 1.01 and 8.01 of this report is incorporated by reference herein.

Effective as of the Closing Date, the Dell Technologies Inc. 2013 Stock Incentive Plan (the “Stock Incentive Plan”) and the forms of award agreement thereunder that govern equity awards to the Company’s executive officers were amended and restated to conform such documents to the provisions of the Merger Agreement that apply to such equity awards and to make certain administrative changes to the documents. The Stock Incentive Plan, as amended and restated, is filed as Exhibit 10.8 to this report and such forms, as amended and restated, are filed as Exhibits 10.9 through 10.13 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information set forth in the Introductory Note and Items 1.01, 1.02, 3.03 and 8.01 of this report is incorporated by reference herein.

At the Effective Time, as described in Item 3.03 of this report, the prior Company bylaws were amended and restated by the amended and restated Company bylaws pursuant to a resolution adopted by the board of directors in connection with the Class V transaction. The amended and restated Company bylaws effected the following amendments to the prior Company bylaws:

•

The prior Company bylaws had stated that the number of directors of the Company would be fixed in the manner provided in the prior Company certificate. The amended and restated Company bylaws provide that the number of directors will be fixed by resolution of the board of directors and may be no fewer than three directors or more than 21 directors, provided that the number of the Group I Directors may be no fewer than three directors or more than 20 directors and there shall be one Group IV Director.

•

The prior Company bylaws had stated that specified matters relating to the composition and conduct of business by the board of directors and its committees, the selection of the Company’s chief executive officer, the voting of securities of any entity on behalf of the Company, the transfer of shares of the Company’s stock, and the amendment of the bylaws would be undertaken in the matter specified in, and consistent with the provisions of, the Sponsor Stockholders Agreement. As described in Item 1.02 of this report, the parties thereto terminated the Sponsor Stockholders Agreement effective as of December 25, 2018. The amended and restated Company bylaws provide that the foregoing matters shall be undertaken in the manner specified in, and consistent with the provisions of, the Amended Sponsor Stockholders Agreements, the MD Stockholders Agreement and the SLP Stockholders Agreement, as the case may be.

•

The amended and restated Company bylaws have amended the prior Company bylaws to specify that a stockholder of the Company providing notice of nomination of a Group IV Director, who will be elected by holders of the Class C Common Stock voting separately as a series, shall furnish the Company with a representation regarding such stockholder’s ownership of shares of Class C Common Stock.

•

The amended and restated Company bylaws remove certain provisions of the prior Company bylaws that have become obsolete as a result of the completion of the Class V transaction, and make various other technical changes.

The foregoing description of the amended and restated Company bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated Company bylaws, which is filed as Exhibit 3.2 to this report. Exhibit 3.2 to this report includes a version of such text which is marked to indicate the amendments to the prior Company bylaws as such bylaws were in effect before the Effective Time.

Item 7.01	Regulation FD Disclosure.

On December 28, 2018, the Company issued a press release announcing the consummation of the Merger and the Class V transaction described in Item 8.01 of this report. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01, including Exhibit 99.1 to this report, is being “furnished” to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events.

The information set forth in the Introductory Note and Items 1.01, 1.02, 3.01, 3.03, 5.02 and 5.03 of this report is incorporated by reference herein.

Dell Technologies completed the Class V transaction following approval of the transaction by its stockholders at a special meeting held on December 11, 2018. Dell Technologies paid $14 billion in cash and issued 149,387,617 shares of its Class C Common Stock in connection with the Class V transaction. The Class C Common Stock (NYSE: DELL) began trading on the NYSE on a when-issued basis as of the opening of trading on December 26, 2018 and on a regular-way basis as of the opening of trading on December 28, 2018. The Class V Common Stock (NYSE: DVMT) ceased trading on the NYSE prior to the opening of trading on December 28, 2018.

At the Effective Time, each outstanding share of Class V Common Stock was converted into the holder’s right to receive either (1) $120.00 in cash, without interest, subject to a cap of $14 billion on the aggregate cash consideration, or (2) 1.8066 shares of Class C Common Stock. The exchange ratio was calculated based on the aggregate amount of cash elections described below, as well as the aggregate volume-weighted average price per share of Class V Common Stock on the NYSE (as reported on Bloomberg) of $104.8700 for the period of 17 consecutive trading days that began on November 28, 2018 and ended on December 21, 2018.

Of the 199,356,591 shares of Class V Common Stock outstanding as of the record date for the Class V transaction:

•	cash elections were made with respect to 181,897,352 shares, or 91.2% of the total outstanding shares of Class V Common Stock; and

•

share elections (including deemed share elections with respect to shares for which no elections were made) were made with respect to 17,459,239 shares, or 8.8% of the total outstanding shares of Class V Common Stock.

Because Class V stockholders elected in the aggregate to receive approximately $21.8 billion in cash, which exceeded the $14 billion cap on the aggregate cash consideration, the cash consideration will be subject to a proration factor of approximately 0.6414, which was calculated by dividing the $14 billion cap on the aggregate cash consideration by approximately $21.8 billion of total cash elections. Each Class V stockholder that has elected to receive cash for its shares of Class V Common Stock is entitled to receive cash consideration for such number of shares, prorated by the proration factor, and will receive shares of Class C Common Stock for its remaining Class V common stock, together with cash in lieu of any fractional shares of Class C Common Stock.

Immediately following the completion of the Class V transaction, Dell Technologies had approximately 171,909,324 outstanding shares of Class C Common Stock (or approximately 206,478,102 shares on a fully diluted basis, before applying the treasury stock method) and approximately 718,434,605 shares of common stock in total (or approximately 763,912,474 shares on a fully diluted basis, before applying the treasury stock method).

The aggregate cash consideration and the fees and expenses incurred in connection with the Class V transaction were funded with proceeds of $3.64 billion from new term loans under the Company’s senior secured credit facilities, proceeds of a margin loan financing in an aggregate principal amount of $1.35 billion, proceeds of the Company’s pro rata portion of the special $11 billion cash dividend paid by VMware, Inc. in connection with the Class V transaction, and cash on hand at Dell Technologies and its subsidiaries. Additional information regarding the debt financing of the Class V transaction is set forth in the Company’s current report on Form 8-K filed with the SEC on December 21, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are herewith filed or (as to Exhibit 99.1 only) furnished as exhibits to this report:

Exhibit Number	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc.

3.2	Second Amended and Restated Bylaws of Dell Technologies Inc.

10.1	MD Stockholders Agreement, dated as of December 25, 2018, by and among Dell Technologies Inc. (the “Company”), Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., Michael S. Dell and the Susan Lieberman Dell Separate Property Trust.

10.2	SLP Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. and the other stockholders named therein.

10.3	MSD Partners Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., MSDC Denali Investors, L.P., MSDC Denali EIV, LLC and the other stockholders named therein.

10.4	Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Venezio Investments Pte. Ltd. and the Management Stockholders party thereto.

10.5	Second Amended and Restated Management Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and the Management Stockholders (as defined therein).

10.6	Amended and Restated Class C Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and Venezio Investments Pte. Ltd.

10.7	Second Amended and Restated Class A Stockholders Agreement, dated as of December 25, 2018, by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and the New Class A Stockholders party thereto.

10.8	Dell Technologies Inc. 2013 Stock Incentive Plan (as amended and restated).

10.9	Form of Amended and Restated Stock Option Agreement-Performance Vesting Option for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2018) (Registration No. 333-226618).

10.10	Form of Amended and Restated Stock Option Agreement-Time Vesting Option for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.11	Form of Amended and Restated Dell Performance Award Agreement for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.12	Form of Amended and Restated Dell Time Award Agreement for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.13	Form of Amended and Restated Stock Option Agreement for grants to executive officers (Rollover Option) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

99.1	Press Release of Dell Technologies Inc. dated December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2018		Dell Technologies Inc.

	By:	/s/ Janet Bawcom
Janet Bawcom Senior Vice President and Assistant Secretary
(Duly Authorized Officer)